Filed Pursuant to Rule 424(b)(2)

Registration No. 333-284635

Prospectus Supplement

(To Prospectus dated February 11, 2025)

M-tron Industries, Inc.

3,566,812 Subscription Rights to Purchase Shares of Common Stock

713,362 Shares of Common Stock

This prospectus supplement and the accompanying prospectus relate to the issuance and sale from time to time of 3,566,812 subscription rights (each, a “Right” and, collectively, the “Rights”) to purchase shares of common stock, par value $0.01 per share (the “Common Stock”), of M-tron Industries, Inc., a Delaware corporation (“MPTI” or the “Company”), as a distribution to all holders of the shares of Common Stock as of the close of business on March 27, 2026 (the “Record Date”). This prospectus supplement and the accompanying prospectus also relate to the issuance of up to 713,362 shares of Common Stock upon the exercise of the Rights.

The Common Stock is traded on the NYSE American under the symbol “MPTI.” On March 27, 2026, the last reported sales price of the Common Stock on the NYSE American was $69.03.

The Company has declared a distribution (the “Rights Offering”) of transferable Rights at no charge to all of its stockholders of record on the Record Date. If you own shares of Common Stock on the Record Date, you will be entitled to receive one (1) Right for each share of Common Stock you own. When exercisable, five (5) Rights will entitle their holder to purchase one (1) share of Common Stock at a subscription price equal to, $59.00, which is an approximately twelve percent (12%) discount to the average of the daily volume-weighted average prices (“VWAP”) of our Common Stock over the five (5) trading day period ending on and including the Record Date (the “Subscription Price”).

The Rights will have a sixteen (16) day subscription period (the “Exercise Period”) during which each holder of five (5) Rights may purchase one (1) share of Common Stock.

All exercises of Rights are irrevocable even if our board of directors determines, in its sole discretion, to extend the expiration time. The Rights Offering will expire at 5:00 p.m., Eastern Time, on April 15, 2026 (the “Expiration Date”), unless we extend it, with the length of such extension to be determined by our board of directors in its sole discretion. However, we may not extend the expiration time of the Rights Offering for more than thirty (30) days past the original sixteen (16) day subscription period.

You are responsible for the method of delivery of rights certificates, any necessary accompanying documents and payment of the Subscription Price to the subscription agent. If you send the rights certificates and other items by mail, we recommend that you send them by registered mail, properly insured, with return receipt requested. There may be unexpected delays in mail processing times. If you intend on making your cash payment of the Subscription Price by uncertified check, you should ensure that the subscription agent receives the appropriate materials at least five (5) business days prior to the expiration of the Rights Offering.

No vote of MPTI’s stockholders is required or is being sought to authorize or effectuate the Rights Offering. No action is required of you to receive your Rights.

Neither we nor our board of directors has made any recommendation as to whether you should exercise or transfer your Rights. You should decide whether to transfer your Rights, subscribe for shares of our Common Stock, or simply take no action with respect to your Rights, based on your own assessment of your best interests.

We expect to list the Rights on the NYSE American on March 31, 2026 (the first trading day following the Rights Distribution Date and the commencement date for the Rights Offering) under the symbol “MPTI RT.”

MPTI may receive proceeds from the exercise of the Rights for cash. See “Use of Proceeds” in this prospectus supplement.

Investing in our securities involves risks. See “Risk Factors” beginning on page S-10 in this prospectus supplement, and on page 5 of the accompanying prospectus, as well as those described in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other public filings.

Neither the Securities and Exchange Commission (the “SEC”), any state securities commission, nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement and the prospectus to which it relates are truthful and complete. Any representation to the contrary is a criminal offense.

Delivery of the shares of Common Stock upon exercise of Rights (or exercise of the over-subscription privilege) may be longer than two (2) business days and accordingly, holders of Rights who wish to trade the shares of Common Stock they would receive upon exercise of their Rights (or exercise of the over-subscription privilege) may need to specify an alternative settlement cycle at the time of such trade to prevent a failed settlement.

The date of this prospectus supplement is March 30, 2026.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and the securities offered hereby, and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the base prospectus. The second part, the base prospectus, gives more general information and disclosure. When we refer only to the prospectus, we are referring to both parts combined, and when we refer to the accompanying prospectus, we are referring to the base prospectus.

If there is any inconsistency between information contained in or incorporated by reference into the base prospectus and information contained in or incorporated by reference into this prospectus supplement, you should rely only on the information contained in or incorporated by reference into this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the shares being offered and other information you should know before investing. You should read this prospectus supplement and the accompanying prospectus together with the additional information described in this prospectus supplement under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” before investing in the Rights or our Common Stock.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus and any free writing prospectus relating to this offering prepared by or on behalf of us or to which we have referred you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We do not take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.  We are not making an offer to sell these securities in any jurisdiction where the offer or sale thereof is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any free writing prospectus relating to this offering prepared by or on behalf of us or to which we have referred you and the documents incorporated into each by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

The information in this prospectus supplement is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus supplement is accurate as of any other date.

When used in this prospectus supplement, the terms “we,” “our”, “us,” or the “Company” mean M-tron Industries, Inc. and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.

INDUSTRY AND MARKET DATA

In this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein, we refer to information and statistics regarding our industry, the size of certain markets and our position within the sectors in which we compete. Some of the market and industry data contained in or incorporated by reference into this prospectus supplement is based on independent industry and trade publications or other publicly available information, while other information is based on our good faith estimates, which are derived from our review of internal surveys, as well as independent sources listed in this prospectus supplement and the documents incorporated by reference herein, and the knowledge and experience of our management in the markets in which we operate. The estimates contained or incorporated by reference in this prospectus supplement have also been based on information obtained from our customers, suppliers and other contacts in the markets in which we operate. Although we believe that these independent sources and internal data are reliable as of their respective dates, the information contained in them has not been independently verified, and we cannot assure you as to the accuracy or completeness of this information. As a result, you should be aware that the market and industry data and the market share estimates set forth in or incorporated by reference into this prospectus supplement, and beliefs and estimates based thereon, may not be reliable. These estimates involve risks and uncertainties and are subject to change based on various factors, including those set forth under the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in this prospectus supplement and the documents incorporated by reference herein. Forecasts and other forward-looking information obtained from independent sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus supplement and the documents incorporated by reference herein. We cannot guarantee the accuracy or completeness of the market and industry data or the market share estimates set forth in this prospectus supplement and you should not place undue reliance on such information when making your investment decision.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information included or incorporated by reference in this prospectus may contain forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or the negative of these words or other variations on these words or comparable terminology, as they relate to future periods.

Examples of forward-looking statements include, but are not limited to, statements we make regarding the Company’s efforts to grow revenue, the Company’s expectations regarding fulfillment of backlog, the results of introduction of a new product line, future benefits to operating margins and the adequacy of the Company’s cash resources.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. As forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include national and global economic, business, competitive, market and regulatory conditions and the factors described under “Risk Factors” in this prospectus supplement and the accompanying prospectus, including, without limitation, the “Risk Factors” incorporated by reference herein and therein from our Annual Report on Form 10-K for the year ended December 31, 2025, and other reports and information that we file with the SEC. New factors may also emerge from time to time that could materially and adversely affect us.

Further, we do not undertake any obligation to publicly update any forward-looking statements. As a result, you should not place undue reliance on these forward-looking statements.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement. This summary may not contain all the information that you should consider before determining whether to invest in our securities. You should read the entire prospectus supplement carefully, including the information included in the “Risk Factors” section and in the documents incorporated by reference into this prospectus supplement, and the information set forth under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference,” before making an investment decision.

The Company

General

The Company is engaged in the designing, manufacturing and marketing of highly engineered, high reliability frequency and spectrum control products used to control the frequency or timing of signals in electronic circuits in various applications. The Company’s primary markets are aerospace and defense, space and avionics.

Our component-level devices and integrated modules are used extensively in electronic systems for applications in aerospace and defense, avionics, satellites, global positioning systems, down-hole drilling, medical systems, instrumentation, and industrial devices. As an engineering-centric company, MPTI provides close support to the customer throughout its products’ entire life cycles, including product design, prototyping, production and subsequent product upgrades and maintenance. This collaborative approach has resulted in the development and growth of long-standing business relationships with its customers.

The Company has manufacturing facilities in Orlando, Florida; Yankton, South Dakota; and Noida, India. The Company also has a sales office in Hong Kong. All of the Company’s production facilities are International Organization for Standardization (“ISO”) 9001:2015 certified (the international standard for creating a quality management system) and Restriction of Hazardous Substances compliant. In addition, its U.S. production facilities in Orlando and Yankton are International Traffic in Arms Regulations registered and International Aerospace Quality Group AS9100 Rev D certified and our Yankton production facility is Military Standard 790 certified. MPTI’s production facility in India operates under a Manufacturing License Agreement issued by the U.S. Department of State.

Business Strategy

Our objective is to deliver long-term growth to our stockholders and maximize stockholder value. MPTI employs a market-based approach of designing and offering new products to its customers through both organic research and development, and through strategic partnerships, joint ventures, acquisitions, or mergers. We seek to leverage our core strength as an engineering leader to expand client access, add new capabilities and continue to diversify our product offerings. We believe that successful execution of this strategy will lead to a transformation of our product portfolio towards multi-component integrated offerings, longer product life cycles, better margins and an improved competitive position.

Business Segment

The Company conducts its business through one business segment: Electronic Components, which includes all products manufactured and sold by MPTI.

Products

MPTI’s portfolio is divided into three product groupings, Frequency Control, Spectrum Control and Radio Frequency Solutions, and has expanded from primarily crystal-based components to include higher levels of integration, advanced materials science, cavity-based products, and various types of compensation methods employing integrated circuits and other methods to create products geared for applications that require high reliability in harsh environments. These products are differentiated by their precise level of accuracy, stability over time and within harsh environments, and very low phase noise.

Frequency Control

MPTI’s Frequency Control product group includes a broad portfolio of quartz crystal resonators, clock oscillators, voltage-controlled crystal oscillator, temperature-compensated crystal oscillator, oven-controlled crystal oscillator and temperature-compensated voltage-controlled crystal oscillator devices which meet some of the tightest specifications, including Institute of Electrical and Electronics Engineers 1588 standards. These devices may be based on quartz, quartz micro-electromechanical systems or advanced materials science designed to achieve higher performance levels than quartz. MPTI's products offer high reliability over a wide temperature range and are well-suited for harsh environments, including shock and vibration-resistant oscillators with low-g sensitivity. These products are designed for applications within aerospace and defense, avionics, and industrial markets.

Spectrum Control

MPTI’s Spectrum Control product group includes a wide array of radio frequency (“RF”), microwave and millimeter wave filters and diplexers covering a frequency range from 1 MHz to 30 GHz, and solid-state power amplifiers covering a frequency range from 300 MHz to 26 GHz, with power output from 10 Watts to 10kW. Filter devices include crystal, ceramic, LC, planar, combline, cavity, interdigital and metal insert waveguide, as well as switched filter arrays and RF subsystems. Power amplifiers add active devices to MPTI's portfolio and include gallium nitride, gallium arsenide field-effect transistors, laterally-diffused metal-oxide semiconductors and chip and wire technologies in narrow or broadband, module or rack-mounted packages. These products are employed in applications within the commercial and military aerospace and defense, space, avionics, and industrial markets.

Radio Frequency Solutions

Mtron’s RF Solutions products bring over 60 years of expert crystal, filter and oscillator design experience to our Custom Multi-Functional Modules ("MFM") and Integrated Microwave Assemblies ("IMA"). Spanning frequencies from 10MHz to 50GHz, components such as filters, low noise amplifiers, couplers, attenuators, switches, circulators, oscillators, multipliers, phase lock loops, mixers, digitally tuned oscillators, voltage-controlled oscillators, and phase shifters, all with associated control circuitry, are integrated into one exceptional Size, Weight and Power at a competitive Cost ("SWaP-C") assembly. Design, assembly, test and integration along with component design and manufacturing is done at Mtron’s AS9100 D, ISO9001:2025 certified facilities. These products are designed for both extreme aerospace and defense and avionics requirements as well as industrial markets.

New Product Development

New product development continues to be a key focus for Mtron as we continue to push our roadmap to meet the needs of our served markets at an attractive price point. Within the Frequency Control product group, design efforts are focused on smaller packages, lower power, lower phase noise and use of new materials to provide compensation and harsh environment performance that surpasses customer requirements. The Spectrum Control product group seeks to develop higher power handling and higher frequency along with higher levels of integration and a range of integrated products within the RF subsystem. The RF Solutions product group designs and develops solutions using the same circuit, electromagnetic, mechanical, thermal, and stress analysis tools as our customers, which allows seamless integration of Mtron’s solutions into the customer’s systems in the early stages of development. This design collaboration essentially makes Mtron’s design team an extension of the customer, so our customer’s resources can focus on their areas of expertise, resulting in a shortened design cycle and a faster time to market. The RF Solutions group also reviews all build-to-print opportunities, utilizing all our in-house assembly and test capabilities to competitively support this service.

Company Information

We were incorporated in Delaware on August 4, 2000. Our principal executive offices are at 2525 Shader Road, Orlando, Florida 32804, and our telephone number at that address is (407) 298-2000. Our website is www.mtron.com. The information on our website is not incorporated by reference in this prospectus, and you should not consider it a part of this prospectus.

Additional information regarding our company is set forth in documents on file with the SEC and incorporated by reference in this prospectus, as described below under the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

The Offering

This summary highlights the information contained elsewhere in this prospectus supplement. You should read carefully the following summary together with the more detailed description of the terms of the Rights and Common Stock contained elsewhere in this prospectus supplement. See “Description of the Rights” and “Description of the Capital Stock.”

Issuer	M-tron Industries, Inc.
Securities Distributed

We are distributing to the holders of our common stock, par value $0.01 per share (the “Common Stock”), on the Record Date, at no charge, one (1) subscription right to purchase shares of Common Stock (each, a “Right” and, collectively, the “Rights”) for each share of Common Stock owned. When exercisable, five (5) Rights will entitle their holder to purchase one (1) share of our Common Stock at the Subscription Price.

Record Date	5:00 p.m., Eastern Time, on March 27, 2026 (the “Record Date”).
Subscription Price

$59.00, which is an approximately twelve (12%) discount to the average daily volume weighted average price of the Common Stock over the five (5) trading day period ending on and including the Record Date, subject to certain adjustments, if any (the “Subscription Price”). The Subscription Price is payable only in cash.

Exercise Period	The Rights will have a sixteen (16)-day subscription period during which each holder of five (5) Rights may purchase one (1) share of Common Stock (the “Exercise Period”).
Over-Subscription Privilege

Each Rights holder who is a shareholder of record as of the Record Date and elects to exercise its Right in full (i.e., the “basic subscription privilege”) may also subscribe for additional shares of Common Stock, subject to any applicable ownership limitations, at the same subscription price per share of Common Stock. If an insufficient number of shares of Common Stock are available to fully satisfy the over-subscription privilege requests, the available shares of Common Stock will be distributed proportionately among the Rights holders who exercised their over-subscription privilege based on the number of shares of Common Stock each Rights holder requested in the over-subscription privilege under the Rights Offering, subject to certain limitations. Additional allocations will be made pursuant to the same formula (recalculating the pro rata share by reference to such remaining Rights holders) and repeated, if necessary, until all available shares of Common Stock have been allocated or all over-subscription requests have been satisfied in full.

You should carefully read the section entitled “Description of Rights – Over-Subscription Privilege” on page 22 of this prospectus supplement regarding the terms of the over-subscription privilege.

Fractional Shares

We will not issue, or pay cash in lieu of, fractional shares of Common Stock to be issued upon exercise of the Rights (i.e., five (5) Rights must be exercised for the receipt of one (1) share of Common Stock, without exception). Fractional Rights or share of Common Stock (if any) will be rounded down.

Expiration Date

The Rights will expire at 5:00 p.m., Eastern Time, on April 15, 2026, the last day of the subscription period (the “Expiration Date”). The Rights will have no financial value after the Expiration Date.

Transferability of Rights; Listing

The Rights may be sold, transferred or assigned, in whole or in part. We have applied for listing the Rights on the NYSE American and expect trading to commence on or around March 31, 2026, under the symbol “MPTI RT.” Our Common Stock is listed on the NYSE American under the symbol “MPTI.”

Shares of Common Stock Currently Outstanding	3,566,812 shares of our Common Stock were outstanding as of March 27, 2026.
Shares Outstanding After Exercise of Rights	If all of the Rights are exercised in full, there would be 4,280,174 shares of Common Stock outstanding.
Use of Proceeds

The purpose of this Rights Offering is to raise capital to support the Company’s efforts to continue to increase earnings and shareholder return. This capital may be used for potential acquisitions, strategic investments, investment in a strategic RF fund, and/or general corporate purposes, which may include working capital, capital expenditures and repayment or refinancing of outstanding indebtedness (if any).

Assuming that all Rights are exercised, the net proceeds from the exercise of the Rights is expected to be approximately $42.1 million, after deducting our estimated expenses related to the Rights Offering.

Board Recommendation	The Board will make no recommendation as to whether or not a stockholder should exercise any Rights or otherwise participate in the Rights Offering.
No Revocation

Once a Rights holder submits the form of subscription rights certificate to exercise any Rights, such holder may not revoke or change their exercise or request a refund of monies paid. All exercises of Rights are irrevocable.

Governing Law	The Rights will be governed by the laws of the State of Delaware.
Subscription Agent	Computershare Trust Company, N.A.
Information Agent	Georgeson LLC
Risk Factors

An investment in the Rights and the shares of Common Stock issuable upon exercise of the Rights involves significant financial risk. You should carefully read the section entitled “Risk Factors” on page S-10 of this prospectus supplement, as well as in our reports incorporated by reference herein, before you make a decision as to the exercise of your Rights to determine whether an investment in our securities is appropriate for you.

U.S. Federal Income Tax Consequences

You should carefully read the section entitled “Certain U.S. Federal Income Tax Consequences” on page S-21 of this prospectus supplement, and consult your tax advisor on tax treatment of the Rights and exercise thereof.

QUESTIONS AND ANSWERS ABOUT THE RIGHTS OFFERING

The following is a brief summary of the terms of the Rights Offering. Please see “Description of Rights” for a more detailed description of the matters described below.

What is a rights offering?

A rights offering is a distribution of subscription rights on a pro rata basis to stockholders of a company. We will distribute to holders of our Common Stock as of the Record Date, one (1) transferable subscription right for each share of Common Stock held as of the Record Date.

What are the record and distribution dates for the Rights Offering?

Each holder of record of shares of our Common Stock as of 5:00 p.m., Eastern Time, on March 27, 2026 will be entitled to receive Rights on the Rights Distribution Date, which will be 5:00 p.m., Eastern Time, on March 30, 2026.

Are there other key dates relating to the Rights Offering?

Yes. Below is a list of the key dates for the rights offering of which you should be aware.

Date	Event
March 27, 2026	Record Date for the Rights Offering
March 30, 2026	Rights Distribution Date
March 31, 2026	Rights Offering commencement and trading date; Rights expected to begin trading on the NYSE American under the symbol “MPTI RT”
April 15, 2026	Expiration Date. The Rights Offering will expire at 5:00 p.m., Eastern Time, on April 15, 2026, unless extended by our board of directors

What are the Rights?

Each Right entitles its holder, when exercised as part of a group of five (5) Rights, to purchase one (1) share of our Common Stock at the Subscription Price, which is a price equal to $59.00, which is an approximately twelve (12%) discount to the average daily volume weighted average price of the Common Stock over the five (5) trading day period ending on and including the Record Date.

What do I have to do to receive Rights?

Nothing. Holders of our Common Stock on the Record Date are not required to pay any cash or deliver any other consideration, or give up any shares of our Common Stock, to receive the Rights distributable to them in the Rights Offering.

What is the basic subscription privilege?

The basic subscription privilege entitles each holder of five (5) Rights to purchase one (1) share of our Common Stock, for the Subscription Price.

What is the over-subscription privilege?

The over-subscription privilege entitles each Rights holder who is a shareholder of record as of the Record Date, if such holder fully exercises its basic subscription privilege, to subscribe at the Subscription Price for up to that number of shares of our Common Stock that are offered in the Rights Offering but are not purchased by the other Rights holders under their basic subscription privilege. If you are not a shareholder of record as of the Record Date you will not be entitled the over-subscription privilege in the Rights Offering.

What are the other limitations on the over-subscription privilege?

We will be able to satisfy exercises of the over-subscription privilege only if eligible Rights holders subscribe for less than all of the shares of our Common Stock that may be purchased under the basic subscription privilege of the Rights. If sufficient shares are available, we will honor the over-subscription requests in full. If over-subscription requests exceed the shares available, we will allocate the available shares pro rata among those who over-subscribed in proportion to the number of shares of Common Stock that each Rights holder purchases pursuant to its basic subscription privilege or, if less, the number of shares for which it over-subscribed.

How will fractional Rights or shares of Common Stock be treated in the Rights Offering?

We will not issue, or pay cash in lieu of, any fractional Rights or fractional shares of Common Stock in the Rights Offering. Fractional Rights or shares of Common Stock (if any) will be rounded down.

When will the Rights Offering commence and when will it expire?

The Rights Offering will commence on March 31, 2026, and will remain open for a sixteen (16) day subscription period. The Rights Offering will expire at 5:00 p.m., Eastern Time, on April 15, 2026, unless we extend it. We may extend the Expiration Date for any reason and for any length of time at the discretion of our Board. However, we may not extend the expiration time of the Rights Offering for more than thirty (30) days past the original sixteen-day subscription period.

Are there any conditions to the Rights distribution?

The completion of the Rights distribution is subject to the satisfaction of certain conditions, including the approval of the NYSE American for the listing of the Rights and our Board not having revoked the Rights distribution prior to the Rights Distribution Date.

Can you terminate the Rights Offering?

Yes. Our Board may determine to abandon the Rights distribution at any time prior to the Rights Distribution Date, and, even after the Rights have been distributed, may also determine to abandon the Rights Offering prior to its commencement or terminate the Rights Offering following its commencement for any reason before the Expiration Date.

If you terminate the Rights Offering, will my subscription payment be refunded to me?

Yes. If we terminate the Rights Offering, the Subscription Agent will return promptly all subscription payments received by it. We will not pay interest on, or deduct any amounts from, subscription payments if we terminate the Rights Offering.

If I purchase subscription Rights in the market and you terminate the Rights Offering, will I be reimbursed the price I paid to purchase my Rights?

No. If you purchase Rights in the market and we terminate the Rights Offering at any time, you will incur the loss of the entire price you paid to acquire your Rights.

Why are you conducting the Rights Offering and how will you use the proceeds received from the Rights Offering?

We are conducting the Rights Offering to raise capital to support the Company's efforts to continue to increase earnings and shareholder return. This capital may be used for potential acquisitions, strategic investments, investment in a strategic RF fund, and/or general corporate purposes, which may include working capital, capital expenditures and repayment or refinancing of outstanding indebtedness (if any). See “Use of Proceeds” for a more detailed description.

How many shares of your Common Stock do you expect to be outstanding following the Rights Offering?

Assuming the Rights Offering is fully subscribed, we estimate that we would have outstanding 4,280,174 shares of our Common Stock immediately following the completion of the Rights Offering.

How do I exercise my Rights?

Subscription materials, including Rights certificates, will be made available to holders upon the commencement of the Rights Offering. Each record holder who wishes to exercise the basic subscription privilege under its Rights should properly complete and sign the applicable Rights certificate and deliver the Rights certificate together with payment of the Subscription Price for each share of our Common Stock subscribed for to the Subscription Agent before the Expiration Date. Each record holder who further wishes to exercise the over-subscription privilege under its Rights must also include payment of the Subscription Price for each share of our Common Stock subscribed for under the over-subscription privilege. We recommend that any Rights holder who uses the United States mail to effect delivery to the Subscription Agent use insured, registered mail with return receipt requested.

How may I pay the Subscription Price?

Your cash payment of the Subscription Price must be made by wire transfer of immediately available funds, check directly to the account maintained by the Subscription Agent, or bank draft drawn upon a U.S. bank payable to the Subscription Agent. If you intend on making your cash payment of the Subscription Price by uncertified check, you should ensure that the Subscription Agent receives the appropriate materials at least five business days prior to the expiration of the Rights Offering.

What should I do if I want to participate in the Rights Offering but my shares of Common Stock are held in the name of my broker or a custodian bank on the Record Date?

We will ask brokers, dealers and nominees holding shares of our Common Stock on behalf of other persons to notify these persons of the Rights Offering. Any beneficial owner wishing to sell or exercise its Rights will need to have its broker, dealer or nominee act on its behalf.

Will I be charged any fees if I exercise my Rights?

We will not charge a fee to holders for exercising their Rights. However, any holder exercising its Rights through a broker, dealer or nominee will be responsible for any fees charged by its broker, dealer or nominee.

May I transfer my Rights if I do not want to purchase any shares?

Yes. The Rights being distributed to holders of our Common Stock are transferable, and we expect that they will begin trading on the NYSE American on March 31, 2026 (the first trading day following the Rights Distribution Date and the commencement date for the Rights Offering) under the symbol “MPTI RT” and will cease trading on April 14, 2026. However, we cannot assure you that a trading market for the Rights will develop.

Am I required to subscribe in the Rights Offering?

No. However, any holder of Rights who chooses not to exercise its Rights will experience dilution to its equity interest in our Common Stock and our Company.

What if I fail to exercise or sell my Rights prior to the Expiration Date?

Any Rights that have not been exercised prior to the Expiration Date will be null and void and will have no value. Accordingly, by failing to exercise or sell your Rights prior to the Expiration Date, you will relinquish any value inherent in the Rights, even if such Rights were purchased on the NYSE American during the trading period.

If I exercise Rights in the Rights Offering, may I cancel or change my decision?

No. All exercises of Rights are irrevocable.

If I exercise my Rights, when will I receive the shares for which I have subscribed?

We will issue the shares of our Common Stock for which subscriptions have been properly delivered to the Subscription Agent prior to the Expiration Date, as soon as practicable following the Expiration Date.

Have you or your Board made a recommendation as to whether I should exercise or transfer my Rights?

No. Neither we nor our Board has made any recommendation as to whether you should exercise or transfer your Rights. You should decide whether to transfer your Rights, subscribe for shares of our Common Stock, or simply take no action with respect to your Rights, based on your own assessment of your best interests.

What are the U.S. federal income tax consequences of the Rights distribution and the Rights Offering to me?

The Rights Offering is intended to be treated as a non-taxable distribution under Section 305(a) of the Code. Assuming that no gain or loss is recognized by, and no amount is otherwise included in the income of, holders of Common Stock as a result of the Rights Offering, the exercise of such Rights pursuant to the Rights Offering will not be a taxable event to such holders. A holder will generally recognize capital gain or loss upon the sale or exchange of its Rights prior to exercise. For a discussion of the U.S. federal income tax considerations of the Rights Offering and the ownership of Rights, please see the section entitled “U.S. Federal Income Tax Consequences.”

What should I do if I have other questions?

If you need assistance regarding the submission of subscriptions, please contact the information agent, Georgeson LLC.

RISK FACTORS

You should carefully consider the specific risks described below, the risk factors described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC made pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, which are incorporated by reference herein, before making an investment decision. Each of the risks described below and in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. See “Where You Can Find More Information.”

The Rights may not have any value.

The Rights will expire at 5:00 p.m., Eastern Time, on the Expiration Date. There can be no assurance that the market price of our Common Stock will exceed the Subscription Price at any time during the Exercise Period or on the Expiration Date. If the market price of our Common Stock does not exceed the Subscription Price, your Rights will be of no value.

Stockholders who do not exercise their Rights will experience dilution.

If you do not exercise your basic subscription privilege in full and the Rights Offering is fully subscribed and completed, you will experience material dilution in your proportionate interest in the equity ownership of our Common Stock and our company.

Stockholders who do not exercise or sell their Rights prior to the Expiration Date will relinquish any value inherent in the Rights.

The Rights Offering will commence on March 31, 2026, and will remain open for a sixteen (16)-day period, during which you may exercise or sell your Rights. The Rights Offering will expire at 5:00 p.m., Eastern Time, on April 15, 2026, unless extended by our Board in its sole discretion. Any Rights that are not exercised or sold prior to the expiration of the Rights Offering will be null and void and will have no value. Accordingly, if you do not exercise or sell your Rights prior to the Expiration Date, you will relinquish any value inherent in the Rights.

The Subscription Price may not reflect the value of the Company.

The Subscription Price represents a discount to the volume weighted average price of our Common Stock. Our Board is not making any recommendations regarding your exercise of the Rights, and we did not receive a fairness opinion from a financial advisor in determining the Subscription Price or the terms of the Rights Offering. The Subscription Price does not necessarily bear any relationship to the book value of the Company’s assets, historic or future cash flows, or financial condition or recent stock prices or any other established criteria for valuation, and you should not consider the Subscription Price as any indication of the value of the Common Stock. You are urged to make your own decision whether or not to exercise your Rights based on your own assessment of our business and the Rights Offering.

The trading price for the Rights may bear little or no relationship to traditional valuation methods, or to the market price of our Common Stock, and therefore the trading price of the Rights may fluctuate significantly following their issuance.

The trading price of the Rights may have little or no relationship to, and may be significantly lower, or at times higher, than the price that would otherwise be established using traditional indicators of value, such as our future prospects and those of our industry in general; future potential revenues, earnings, cash flows, and other financial and operating information, or multiples thereof; market prices of securities and other financial and operating information of companies engaged in drug development activities similar to ours; and the views of research analysts. Potential investors should not buy Rights in the open market unless they are willing to take the risk that the trading price of the Rights could fluctuate and decline significantly.

An active trading market for our Rights may not develop.

Prior to this offering, there has been no public market for our Rights. We have applied for listing the Rights on the NYSE American and expect trading to commence on or around March 31, 2026 under the symbol “MPTI RT.” Even if the Rights are approved for listing on the NYSE American, an active trading market for our Rights may not develop or be sustained. If an active market for our Rights does not develop, it may be difficult for you to sell the Rights without depressing the market price for such securities.

There may be unexpected delays in mail processing times and if you do not act on a timely basis and follow subscription instructions, your exercise of Rights may be rejected.

If you wish to exercise your Rights in this Rights Offering, you must act on a timely basis to ensure that all required forms and payments are actually received by the Subscription Agent prior to the Expiration Date. You are responsible for the method of delivery of rights certificates, any necessary accompanying documents and payment of the Subscription Price to the Subscription Agent. If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to your exercise in this offering, the Subscription Agent may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. There may be unexpected delays in mail processing times. Neither we nor the Subscription Agent undertakes to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.

Our management will have broad discretion in the use of any net proceeds from this offering and may allocate any net proceeds from this Rights Offering in ways that you and other shareholders may not approve.

Our management will have broad discretion in the use of the net proceeds, if any, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether any net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of any net proceeds from this Rights Offering, their ultimate use may vary substantially from their currently intended use. The failure of our management to use these funds, if any, effectively could harm our business.

USE OF PROCEEDS

We will not receive any proceeds from the distribution of the Rights. Assuming that all Rights are exercised, the net proceeds from the exercise of the Rights (including exercise of the over-subscription privilege) will be approximately $42.1 million, after deducting our estimated expenses related to this offering including legal, accounting, listing, and exercise fees.

We intend to use the net proceeds from this offering for general corporate purposes, which may include working capital, general and administrative expenses, capital expenditures and implementation of our strategic priorities. Pending the application of the net proceeds, we may invest the proceeds in short-term, interest bearing, investment-grade marketable securities or money market obligations.

We cannot assure you that any of the Rights will be exercised or that, if any Rights are exercised, we will use the resulting proceeds in a way with which you agree.

PLAN OF DISTRIBUTION

We are distributing our Rights directly to holders of our Common Stock, on a pro rata basis, pursuant to the rights distribution, and expect to list our Rights on the NYSE American on March 31, 2026 (the first trading day following the Rights Distribution Date and the commencement date for the Rights Offering) under the symbol “MPTI RT.”

The Rights offered pursuant to this Rights Offering are being offered by us directly to all holders of our Common Stock as of the Record Date. We intend to distribute subscription materials, including rights certificates, to those persons that were holders of our Common Stock on the Record Date. The Rights entitle you to a basic subscription privilege and an over-subscription privilege. The basic subscription privilege entitles you to purchase one (1) share of our Common Stock per five (5) Rights, upon delivery of the required documents and payment of the Subscription Price per share, prior to the Expiration Date. You are not required to exercise your basic subscription privilege, in full or in part, unless you wish to also purchase shares under your over-subscription privilege. The over-subscription privilege entitles shareholders of record as of the Record Date to purchase up to that number of shares of our Common Stock offered in the Rights Offering, which are not purchased by other Rights holders pursuant to their basic subscription privilege, upon delivery of the required documents and payment of the Subscription Price per share prior to the Expiration Date.

We have not employed any brokers, dealers or underwriters in connection with the solicitation of exercises of Rights. Computershare Trust Company, N.A. will act as Subscription Agent for the Rights Offering. Georgeson LLC will act as Information Agent for the Rights Offering.

We have agreed to pay the Subscription Agent customary fees plus certain expenses in connection with its service as Subscription Agent equal to approximately $85,000. We have also agreed to pay the Information Agent customary fees plus certain expenses in connection with its service as information agent equal to approximately $22,000.

Except as described herein, we are not paying any other commissions, fees or discounts in connection with the Rights Offering. Some of our employees may solicit responses from you as a holder of Rights, but we will not pay our employees any commissions or compensation for such services other than their normal employment compensation.

We estimate that our total expenses in connection with the rights offering, including registration, legal, printing and accounting fees, will be approximately $106,000.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 30,000,000 shares of capital stock, of which:

•	25,000,000 shares are designated as Common Stock; and
•	5,000,000 shares are designated as Preferred Stock.

As of March 27, 2026, there were 3,566,812 shares of Common Stock issued and outstanding, and no shares of Preferred Stock issued and outstanding.

The following summary description of our capital stock is not necessarily complete and is qualified in its entirety by reference to our Charter and Bylaws, each of which have been filed with the SEC, as well as applicable provisions of Delaware law.

Common Stock

Voting Rights

The holders of shares of Common Stock are entitled to one vote for each share of Common Stock held of record by such holder on all matters submitted to a vote of the stockholders, including the election of directors. Under the Charter, the Company’s stockholders will not have cumulative voting rights. Because of this, the holders of a majority of the shares of Common Stock entitled to vote in any election of directors can elect all of the directors standing for election.

Dividend Rights

Subject to preferences that may apply to any then-outstanding Preferred Stock, the holders of Common Stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the Company’s Board of Directors (the “Board”) out of legally available funds. The Company does not anticipate paying any cash dividends in the foreseeable future.

Liquidation Rights

In the event of the Company’s liquidation, dissolution or winding up, holders of Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of the Company’s debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of Preferred Stock.

Other Rights

The outstanding shares of Common Stock are fully paid and non-assessable. The holders of Common Stock have no preemptive or conversion rights, and the Common Stock is not subject to any redemption or sinking fund provisions. The rights, preferences and privileges of holders of our Common Stock are subject to those of the holders of any shares of our Preferred Stock we may issue in the future.

Preferred Stock

Under the Charter, the Board may, without further action by the Company’s stockholders, fix the rights, preferences, privileges and restrictions of up to an aggregate of 5,000,000 shares of Preferred Stock in one or more series and authorize their issuance. These rights, preferences and privileges could include dividend rights, preemptive rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of Common Stock. Any issuance of Preferred Stock could adversely affect the voting power of holders of Common Stock and the likelihood that such holders would receive dividend payments.

Certain Anti-Takeover Effects

Section 203 of the Delaware General Corporation Law

The Company is subject to Section 203 of the DGCL, which generally prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, unless:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Under Section 203, a “business combination” includes the following:

•	any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its amended and restated certificate of incorporation or amended and restated bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. The Company has not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of the Company may be discouraged or prevented.

Charter and Bylaws

Among other things, the Company’s Charter and Bylaws:

•

permit the Board to issue up to 5,000,000 shares of Preferred Stock, with any rights, preferences and privileges as the Board may designate, including the right to approve an acquisition or other change of control;

•	provide that the authorized number of directors may be changed only by resolution of the Board;
•

provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum, or by the sole remaining director;

•

provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;

•

provide that special meetings of stockholders may be called by (i) the chairperson of the Board, (ii) the chief executive officer or (iii) a majority vote of the Board, and by the secretary upon written request of stockholders representing at least 25% of all votes entitled to be voted on the matter to be voted on; and

•

do not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of Common Stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose.

The amendment of any of these provisions would require approval by the holders of at least a majority of the voting power of all of the Company’s then-outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class.

The combination of these provisions will make it more difficult for the Company’s existing stockholders to replace the Board as well as for another party to obtain control of the Company by replacing the Board. Since the Board has the power to retain and discharge the Company’s officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated Preferred Stock makes it possible for the Board to issue Preferred Stock with voting or other rights or preferences that could impede the success of any attempt to change the control of the Company.

These provisions are intended to enhance the likelihood of continued stability in the composition of the Board and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce the Company’s vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for the Company’s shares and may have the effect of delaying changes in the Company’s control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of the Company’s stock.

Exclusive Forum Provision

The Charter contains an exclusive forum provision which provides that, unless the Board consents to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware lacks jurisdiction over an action or proceeding, then another court of the State of Delaware or, if no court of the State of Delaware has jurisdiction, then the United States District Court for the District of Delaware) will be the sole and exclusive forum for “Covered Proceedings,” which include: (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of the Company’s current or former directors, officers, employees, agents and stockholders to the Company or its stockholders; (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the Charter or the Bylaws; and (iv) any action asserting a claim governed by the internal affairs doctrine of the State of Delaware. To the extent within the categories set forth in the preceding sentence, Covered Proceedings include causes of action under the Securities Act of 1933, as amended (the “Securities Act”). The exclusive forum provision also provides that if any Covered Proceeding is filed in a court other than a court located within the State of Delaware in the name of any stockholder, then such stockholder shall be deemed to have consented to (a) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the exclusive forum provision and (b) having service of process made upon such stockholder in any such enforcement action by service upon such stockholder’s counsel in the action as agent for such stockholder. Notwithstanding the foregoing, stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

Section 27 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision of the Company’s Charter will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

The exclusive forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company or its directors, officers or other employees or be cost-prohibitive to stockholders, which may discourage such lawsuits against the Company and its directors, officers and other employees. However, there is uncertainty regarding whether a court would enforce the exclusive forum provision. If a court were to find the exclusive forum provision to be inapplicable or unenforceable in an action, the Company may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect the Company’s financial condition and operating results.

Transfer Agent and Registrar

The transfer agent and registrar for the Common Stock is Computershare.

Listing

The Common Stock is traded on the NYSE American under the symbol “MPTI.”

Limitation on Liability and Indemnification of Directors and Officers

The DGCL authorizes corporations to limit or eliminate the personal liability of directors of corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Charter includes a provision that eliminates the personal liability of directors for damages for any breach of fiduciary duty as a director except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended.

The Bylaws provide that the Company must indemnify and advance expenses to its directors and officers to the fullest extent authorized by the DGCL. The Company is also expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for its directors, officers, and certain employees for some liabilities. The Company maintains customary directors’ and officers’ liability insurance. The Company has entered into indemnification agreements to indemnify its directors, executive officers and other employees as determined by the Board. These agreements provide for indemnification for related expenses including attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding as a result of their services to the Company, cover procedures for advancement of legal fees, include provisions as to the manner of indemnification entitlement determinations and require the Company to maintain directors’ and officers’ insurance. The Company believes that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, advancement and indemnification provisions in the Charter and Bylaws may discourage stockholders from bringing lawsuits against directors and officers for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. In addition, the investments of stockholders may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

To the extent the Company’s directors and officers are indemnified against liabilities arising under the Securities Act, whether under the provisions contained in the Charter or Bylaws, pursuant to Delaware law or by other contractual arrangements providing for indemnification which the Company may enter into from time to time, the Company has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

DESCRIPTION OF RIGHTS

General

Our Board has determined that, subject to the satisfaction of all conditions to the Rights Offering, on the Rights Distribution Date, holders of our Common Stock will receive one (1) Right for each share of Common Stock held by such holder on the Record Date. Each Right entitles the holder to a basic subscription privilege and an over-subscription privilege. Under the basic subscription privilege, each five (5) Rights entitles the holder to purchase one (1) share of our Common Stock at the Subscription Price. Each Right also has an over-subscription privilege, as described below under the heading “Over-Subscription Privilege.”

Subscription Privileges

Basic Subscription Privilege. The basic subscription privilege entitles you to purchase one (1) share of our Common Stock per five (5) Rights, upon delivery of the required documents and payment of the Subscription Price, prior to the Expiration Date. You are not required to exercise your basic subscription privilege, in full or in part, unless you wish to also purchase shares under your over-subscription privilege described below.

Over-Subscription Privilege. The Rights include an over-subscription privilege relating to shares of our Common Stock. The over-subscription privilege entitles stockholders as of the Record Date to purchase up to that number of shares of our Common Stock offered in the Rights Offering which are not purchased by other Rights holders pursuant to their basic subscription privilege, upon delivery of the required documents and payment of the Subscription Price per share prior to the Expiration Date. Those stockholders will be permitted to purchase shares of our Common Stock pursuant to your over-subscription privilege only if other holders of Rights do not exercise their basic subscription privilege in full. Those stockholders may exercise their over-subscription privilege with respect to our Common Stock only if such stockholders exercise their basic subscription privilege in full.

Pro Rata Allocation. If there are not enough shares of our Common Stock to satisfy all subscriptions pursuant to the exercise of the over-subscription privilege, we will allocate the shares that are available for purchase under the over-subscription privilege pro rata (subject to the elimination of fractional shares) among those Rights holders who exercise their over-subscription privilege. Pro rata means in proportion to the number of shares of Common Stock that you and the other holders of Rights have purchased pursuant to the exercise of the basic subscription privilege. Additional allocations will be made pursuant to the same formula (recalculating the pro rata share by reference to such remaining Rights holders) and repeated, if necessary, until all available shares of Common Stock have been allocated or all over-subscription requests have been satisfied in full.

Determination of Subscription Price

We determined the subscription price and the number of Rights to distribute based on, among other things, the market price of our Common Stock, discounts used in similar rights offerings, the general conditions of the securities markets and the amount of proceeds, after any deductions for expenses related to the Rights Offering, we wish to raise.

Transferability of Rights; Listing

When issued, the Rights may be sold, transferred or assigned, in whole or in part. We have applied for listing the Rights on the NYSE American and expect trading to commence on or around March 31, 2026, under the symbol “MPTI RT.” The Common Stock is listed on the NYSE American under the symbol “MPTI.”

No Fractional Rights or Shares

We will not issue or pay cash in lieu of fractional Rights or fractional shares of Common Stock. Fractional Rights or shares of Common Stock (if any) will be rounded down.

Expiration Date

You may exercise the basic subscription privilege and the over-subscription privilege at any time before the Expiration Date, which is 5:00 p.m., Eastern Time, on April 15, 2026, unless the Rights Offering is extended. Any Rights not exercised before the Expiration Date will expire and become null and void. We will not be obligated to honor your exercise of Rights if the Subscription Agent receives any of the required documents relating to your exercise after the Expiration Date, regardless of when you transmitted the documents.

We may extend the Expiration Date for any reason. The Board reserves the option to extend the Exercise Period for a period not to exceed 30 days. If we elect to extend the date the Rights expire, we will issue a press release announcing the extension before 9:00 a.m., Eastern Time, on the first business day after the most recently announced Expiration Date.

Exercising Your Rights

Rights materials, including rights certificates, will be made available to holders following the commencement of the Rights Offering. You may exercise your Rights by delivering the following to the Subscription Agent before the Expiration Date:

•	your properly completed and executed rights certificate evidencing the exercised Rights with any required signature guarantees or other supplemental documentation; and
•	your payment in full of the Subscription Price for each share of our Common Stock subscribed for pursuant to the basic subscription privilege and the over-subscription privilege.

Your cash payment of the Subscription Price must be made by wire transfer of immediately available funds, check directly to the account maintained by the Subscription Agent, or bank draft drawn upon a U.S. bank payable to the Subscription Agent.

Revocation of Exercised Rights

Once you have exercised your basic subscription privilege and, should you choose, your over-subscription privilege, you may not revoke your exercise. All exercises of Rights are irrevocable.

Rights as a Stockholder

Until Rights holders acquire shares of our Common Stock upon exercise of the Rights, Rights holders will have no rights with respect to the shares of our Common Stock underlying such Rights. Upon the acquisition of shares of our Common Stock upon exercise of the Rights, the holders thereof will be entitled to exercise the rights of a Common Stockholder only as to matters for which the record date for the matter occurs after the exercise date of the Rights.

Settlement

All exercises of Rights (including pursuant to any exercise of the over-subscription privilege) that are fulfilled will be settled as soon as practicable following the Expiration Date. No Rights (including those Rights subject to the over-subscription privilege) shall be exercised after 5:00 p.m. Eastern Time on the Expiration Date. Holders may not receive such shares within the typical two (2) business day settlement after exercise of their Rights (or the exercise of the over-subscription privilege). The Company reserves the right to change the settlement mechanics, and timing of settlement, as needed.

Conditions to the Rights Distribution

The rights distribution is subject to the satisfaction of the following conditions:

•	the effectiveness under the Securities Act of the registration statement of which this prospectus supplement forms a part;
•	the approval of the NYSE American for the listing of our Rights; and
•	our Board shall not have revoked the rights distribution prior to the Rights Distribution Date.

Return of Excess Payment

If you exercise your over-subscription privilege and are allocated less than all of the shares of Common Stock for which you subscribed, the funds you paid for those shares of Common Stock that are not allocated to you will be returned by mail or similarly prompt means, without interest or deduction, as soon as practicable after the Expiration Date.

Signature Guarantee Requirements

Your signature on each rights certificate must be guaranteed by an eligible institution such as a member firm of a registered national securities exchange or a commercial bank or trust company having an office or correspondent in the United States, subject to standards and procedures adopted by the Subscription Agent, unless:

•	your rights certificate is registered in your name; or
•	you are an eligible institution.

Delivery of Subscription Materials and Payment

You should deliver the rights certificate and payment of the Subscription Price, as well as any notices of guaranteed delivery and any other required documentation, to the Subscription Agent at the following addresses:

If delivering by first class mail:

Computershare c/o Voluntary Corporate Actions

COY: TRON

P.O. Box 43011

Providence, RI 02940-3011

If delivering by registered, certified or express mail, or overnight courier:

Computershare c/o Voluntary Corporate Actions

COY: TRON

150 Royall Street, Suite V

Canton, MA 02021

If sending payment of the Subscription Price by wire of immediately available funds, please contact the Subscription Agent for further instruction.

In considering which method of delivery to use, holders of Rights should take into consideration the amount of time remaining in the Rights Offering, as well as any guaranteed delivery procedures, to ensure that materials are delivered prior to the expiration of the Rights Offering. If you intend on making your cash payment of the Subscription Price by uncertified check, you should ensure that the Subscription Agent receives the appropriate materials at least five business days prior to the expiration of the Rights Offering.

Guaranteed Delivery Procedures

If you wish to exercise your Rights, but you do not have sufficient time to deliver the rights certificates evidencing your Rights to the Subscription Agent before the Expiration Date, you may exercise your Rights by the following guaranteed delivery procedures:

•

provide your payment in full of the Subscription Price for each share of our Common Stock being subscribed for pursuant to the basic subscription privilege and the over-subscription privilege to the Subscription Agent before the Expiration Date;

•	deliver a notice of guaranteed delivery to the Subscription Agent at or before the Expiration Date; and
•

deliver the properly completed rights certificate evidencing the Rights being exercised, with any required signatures, to the Subscription Agent within one (1) business day following the date the Subscription Agent receives your notice of guaranteed delivery.

Your notice of guaranteed delivery must be substantially in the form provided with the instructions distributed to you with your rights certificate. Your notice of guaranteed delivery must come from an eligible institution which is a member of, or a participant in, a signature guarantee program acceptable to the Subscription Agent.

In your notice of guaranteed delivery you must state:

•	your name;
•

the number of Rights represented by your rights certificates, the number of shares of our Common Stock you are subscribing for pursuant to the basic subscription privilege, and the number of shares of our Common Stock, if any, you are subscribing for pursuant to the over-subscription privilege; and

•

your guarantee that you will deliver to the Subscription Agent any rights certificates evidencing the Rights you are exercising within one (1) business day following the date the Subscription Agent receives your notice of guaranteed delivery.

You may deliver the notice of guaranteed delivery to the Subscription Agent in the same manner as the rights certificate at the addresses set forth under “Delivery of Subscription Materials and Payment” above.

Notices to Nominees

If you are a broker, a dealer, a trustee or a depositary for securities who will hold shares of our Common Stock for the account of others as a nominee holder and thus will hold Rights for the account of others as a nominee holder, you should notify the respective beneficial owners of those shares of the issuance of the Rights as soon as possible to find out the beneficial owners’ intentions. You should obtain instructions from the beneficial owner with respect to the Rights, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should complete the appropriate rights certificates and submit them to the Subscription Agent with the proper payment.

A nominee holder that holds shares for the account(s) of more than one beneficial owner may exercise the number of Rights to which all such beneficial owners in the aggregate otherwise would have been entitled if they had been direct record holders of our Common Stock on the Record Date, so long as the nominee submits the appropriate rights certificates and proper payment to the Subscription Agent.

Beneficial Owners

If you are a beneficial owner of shares of our Common Stock and thus will be a beneficial owner of our Rights that you hold through a nominee holder following the rights distribution, we will ask your broker, dealer or other nominee to notify you of this Rights Offering. If you wish to sell or exercise your Rights, you will need to have your broker, dealer or other nominee act for you. To indicate your decision with respect to your Rights, you should complete and return to your broker, dealer or other nominee the form entitled “Beneficial Owner Election Form.” You should receive this form from your broker, dealer or other nominee with the other subscription materials.

Determinations Regarding the Exercise of Rights

We will decide all questions concerning the timeliness, validity, form and eligibility of your exercise of Rights. Our decisions will be final and binding. We, in our sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within whatever time we determine. We may reject the exercise of any of your Rights because of any defect or irregularity. Your subscription will not be deemed to have been received or accepted until all irregularities have been waived by us or cured by you within the time we decide, in our sole discretion. We reserve the right to reject your exercise of Rights if your exercise is not in accordance with the terms of the Rights Offering or in proper form. Neither we nor the Subscription Agent will have any duty to notify you of a defect or irregularity in your exercise of the Rights. We will not be liable for failing to give you that notice. We will also not accept your exercise of Rights if our issuance of shares of our Common Stock pursuant to your exercise could be deemed unlawful or materially burdensome. See “Regulatory Limitation” and “Compliance with State Regulations” below.

Method of Transferring and Selling Rights

You may transfer Rights in whole by endorsing the rights certificate for transfer. Please follow the instructions for transfer included in the information sent to you with your rights certificate. If you wish to transfer only a portion of the Rights, you should deliver your properly endorsed rights certificate to the Subscription Agent. With your rights certificate, you should include instructions to register such portion of the Rights evidenced thereby in the name of the transferee (and to issue a new rights certificate to the transferee evidencing such transferred Rights). You may only transfer whole Rights and not fractions of a Right. If there is sufficient time before the expiration of the Rights Offering, the Subscription Agent will send you a new rights certificate evidencing the balance of the Rights issued to you but not transferred to the transferee. You may also instruct the Subscription Agent to send the rights certificate to one or more additional transferees. If you wish to sell your remaining Rights, you may request that the Subscription Agent send you certificates representing your remaining (whole) Rights so that you may sell them through your broker or dealer.

If you wish to transfer all or a portion of your Rights, you must notify the Subscription Agent on or before 11:00 a.m., Eastern Time, on the fifth business day before the Expiration Date for the Subscription Agent to:

•	receive and process your transfer instructions; and
•	issue and transmit a new rights certificate to your transferee or transferees with respect to transferred Rights, and to you with respect to any Rights you retained.

Neither we nor the Subscription Agent shall have any liability to a transferee or transferor of Rights if rights certificates are not received in time for exercise prior to the Expiration Date or sale prior to the day immediately preceding the Expiration Date.

You are responsible for all commissions, fees and other expenses (including brokerage commissions and transfer taxes) incurred in connection with the purchase, sale or exercise of your Rights, except that we will pay any fees of the Subscription Agent associated with the exercise of Rights. Any amounts you owe will be deducted from your account.

Foreign Stockholders

We will not mail rights certificates to registered stockholders on the Record Date or to subsequent transferees whose addresses are outside the United States. Instead, we will have the Subscription Agent hold the rights certificates for those holders’ accounts. To exercise their Rights, registered foreign holders must notify the Subscription Agent on or before 11:00 a.m., Eastern Time, on the fifth business day prior to the Expiration Date, and must establish to the satisfaction of the Subscription Agent that such exercise is permitted under applicable law. If a registered foreign holder does not notify and provide acceptable instructions to the Subscription Agent by such time (and if no contrary instructions have been received), the Rights will be sold on behalf of such registered foreign holder, subject to the Subscription Agent’s ability to find a purchaser. Any such sales will be deemed to be effected at the weighted average sale price of all Rights sold by the Subscription Agent. The Subscription Agent will remit a check for the net proceeds from the sale of any Rights, reduced by any applicable tax withholding (including backup withholding), to registered foreign holders by mail.

Regulatory Limitation

We will not be required to issue to you shares of our Common Stock pursuant to the Rights Offering if, in our opinion, you would be required to obtain prior clearance or approval from any state or federal regulatory authorities to own or control such shares and if, at the Expiration Date, you have not obtained such clearance or approval.

Issuance of Our Common Stock

Unless we earlier terminate the Rights Offering, the Subscription Agent will issue to you the shares of our Common Stock purchased by you in the Rights Offering as soon as practicable after the Expiration Date. Your payment of the aggregate Subscription Price will be retained by the Subscription Agent and will not be delivered to us, unless and until your subscription is accepted and you are issued your subscribed for shares of our Common Stock. We will not pay you any interest on funds paid to the Subscription Agent, regardless of whether the funds are applied to the Subscription Price or returned to you.

No Recommendations to Rightsholders

Neither we nor our Board has made any recommendation as to whether you should exercise or transfer your Rights. You should decide whether to transfer your Rights, subscribe for shares of our Common Stock, or simply take no action with respect to your Rights, based on your own assessment of your best interests.

Termination

Our Board may determine to abandon the rights distribution at any time and, even after the Rights have been distributed, may also determine to abandon the Rights Offering prior to its commencement or terminate the Rights Offering following its commencement for any reason at any time before the Expiration Date. If we terminate the Rights Offering, we will promptly issue a press release announcing the termination, and we will promptly thereafter return all subscription payments. We will not pay interest on, or deduct any amounts from, subscription payments if we terminate the Rights Offering.

Shares of Our Common Stock Outstanding Following the Rights Offering

Following the Rights Offering, we estimate that we would have outstanding 4,278,141 shares of our Common Stock immediately following the completion of the Rights Offering, assuming full exercise of all basic subscription privileges. This assumes that during the Rights Offering, we issue no other shares of our Common Stock and that no options for our Common Stock are exercised.

We will not be issuing share certificates for the Common Stock issued pursuant to this Rights Offering. Issuance of Common Stock will be made electronically via book entry by Computershare, our transfer agent.

Compliance with State Regulations

We are not making the Rights Offering in any state or other jurisdiction in which it is unlawful to do so. We will not sell or accept an offer to purchase shares of our Common Stock from you if you are a resident of any state or other jurisdiction in which the sale or offer of the Rights would be unlawful. We may delay the commencement of the Rights Offering in certain states or other jurisdictions in order to comply with the laws of those states or other jurisdictions. However, we may decide, in our sole discretion, not to modify the terms of the Rights Offering as may be requested by certain states or other jurisdictions. If that happens and you are a resident of the state or jurisdiction that requests the modification, you will not be eligible to participate in the Rights Offering.

Subscription Agent

We have appointed Computershare Trust Company, N.A. as Subscription Agent for the Rights Offering. We will pay its fees and expenses related to the Rights Offering.

Information Agent

If you have any questions or require assistance regarding the method of exercising your Rights or requests for additional copies of this document or subscription materials, you should contact the information agent, Georgeson LLC.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a general summary of the U.S. federal income tax consequences to the Company’s stockholders of the receipt of Rights in the Rights Offering and the ownership, exercise, and disposition of Rights received in the Rights Offering. This discussion is limited to stockholders that are U.S. holders (as defined below) and that hold their shares of Common Stock as, and will hold Rights as, capital assets within the meaning of Section 1221 of the Code.

This discussion is based on the Code, applicable Treasury regulations, judicial authority, and administrative rulings and practice, all as in effect as of the date hereof, and all of which are subject to change at any time, possibly with retroactive effect. This discussion does not address all tax considerations that may be relevant to stockholders in light of their particular circumstances, nor does it address any tax consequences to stockholders subject to special treatment under the U.S. federal income tax laws, such as tax-exempt entities, partnerships (including entities treated as partnerships or other pass-through entities for U.S. federal income tax purposes), persons who acquired their Common Stock pursuant to the exercise of employee stock options or otherwise as compensation, financial institutions, insurance companies, controlled foreign corporations, passive foreign investment companies, dealers or traders in securities, persons that have a functional currency other than the U.S. dollar, and persons who hold their Common Stock as part of a straddle, hedge, conversion, constructive sale, synthetic security, integrated investment, or other risk-reduction transaction for U.S. federal income tax purposes. This discussion does not address any U.S. federal estate, gift, or other non-income tax consequences or any state, local, or foreign tax consequences, nor does it address the tax imposed on “net investment income” pursuant to Section 1411 of the Code. No ruling from the IRS has been or will be sought regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to the tax consequences summarized below.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of Common Stock receiving Rights in the Rights Offering that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or a resident of the United States;
•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States or any state or political subdivision thereof;
•

an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or a trust, if (i) a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons have the authority to control all of its substantial decisions, or (ii) it has a valid election in place under applicable Treasury regulations to be treated as a U.S. person.

If a partnership (including an entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes) holds Common Stock, the tax treatment of a partner, member, or other beneficial owner of such partnership or other pass-through entity generally will depend upon the status of the partner, member, or other beneficial owner, the activities of the partnership or other pass-through entity, and certain determinations made at the partner, member, or other beneficial owner level. A partner, member, or other beneficial owner of a partnership or other pass-through entity holding Common Stock should consult its own tax advisor regarding the tax consequences of the Rights Offering.

Tax Consequences of the Rights Offering

The Rights Offering is intended to be treated as a non-taxable distribution under Section 305(a) of the Code. If, however, the Rights Offering were treated as a distribution subject to Section 305(b) of the Code, a U.S. holder would be treated for U.S. federal income tax purposes as receiving a distribution equal to the fair market value of the Rights received in the Rights Offering. In such case, the Rights Offering generally would be taxable as a dividend to the extent paid out of the Company’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). The Company believes, and intends to take the position, and the following discussion assumes (unless explicitly stated otherwise), that the subscription rights issued in the rights offering are not part taxable under Section 305(b) of the Code and, thus, the Company will not treat the distribution of the subscription rights to as a taxable distribution for U.S. federal income tax purposes. However, these rules are complex, the determination is highly dependent on the existence or non-existence of certain facts and the interpretation of such facts or absence thereof, and, as a result, the application of such rules is uncertain. Further, the determination of whether the distribution of the subscription rights for our Common Stock results in the receipt of a dividend depends, in part, on the presence of certain facts and the determination of whether such facts exist cannot be made until the close of the Company’s taxable year. Finally, it is possible that the IRS, which is not bound by the Company’s determination, could challenge its position. The remainder of this discussion assumes that the Rights Offering will be treated as a non-taxable distribution under Section 305(a) of the Code.

Tax Basis and Holding Period in the Rights

Except as provided in the following sentence, a U.S. holder’s tax basis in the Rights received in the Rights Offering will be zero. However, a U.S. holder’s aggregate tax basis in its Common Stock will be allocated between such Common Stock and the Rights received in the Rights Offering in proportion to their respective fair market values on the date of the Rights Offering if either (i) the fair market value of the Rights received by the U.S. holder is equal to at least 15% of the fair market value of the Common Stock with respect to which such Rights are received, or (ii) the U.S. holder irrevocably elects, on its U.S. federal income tax return for the taxable year in which the Rights Offering occurs, to allocate a portion of its tax basis in its Common Stock to the Rights received in the Rights Offering.

The fair market value of the Rights on the date of the Rights Offering is uncertain, and we have not obtained, and do not intend to obtain, an appraisal of that fair market value. In determining the fair market value of the Rights, you should consider all relevant facts and circumstances, including any difference between the Subscription Price of the Rights and the trading price of our Common Stock on the date of the Rights Offering, the length of the period during which the Rights may be exercised and the fact that Rights are transferable.

The holding period of the Right received by a U.S. holder in the Rights Offering generally will include the holding period of the Common Stock with respect to which such Rights are received.

Possible Constructive Distributions

The number of shares of Common Stock that a U.S. holder is entitled to receive upon the exercise of a Right and the Subscription Price of the Right are subject to certain anti-dilution adjustments. Certain of these adjustments (including adjustments as a result of a taxable distribution to holders of Common Stock) could cause a U.S. holder to be deemed to receive a “constructive distribution” that is includible in income for U.S. federal income tax purposes. U.S. holders should consult their tax advisors regarding the possibility of constructive distributions with respect to the Rights and the consequences thereof.

Lapse of a Right

A U.S. holder will not recognize gain or loss with respect to a Right received in the Rights Offering upon the failure to exercise such Right prior to expiration. If a Right expires unexercised, any portion of the U.S. holder’s tax basis in its Common Stock that was previously allocated to such Right, as described above, generally will be allocated back to such Common Stock. U.S. holders should consult their tax advisors regarding the ability to recognize a loss (if any) with respect to Rights that expire unexercised after a disposition of the Common Stock with respect to which the Rights were received.

Exercise of a Right

The exercise of a Right received in the Rights Offering generally will not be a taxable event to a U.S. holder. A U.S. holder’s tax basis in the Common Stock acquired upon the exercise of a Right generally will equal the Subscription Price of the Right plus the U.S. holder’s tax basis in the Right (if any). The holding period of the Common Stock acquired upon the exercise of a Right generally will begin on the date of exercise of such Right.

If a U.S. holder exercises a subscription right distributed to such holder in the rights offering after disposing of the shares of Common Stock with respect to which such subscription right is received, certain aspects of the tax treatment of the exercise of the subscription right are unclear, including (1) the allocation of tax basis between the Common Stock previously sold and the subscription right, (2) the impact of such allocation on the amount and timing of gain or loss recognized with respect to the Common Stock previously sold, and (3) the impact of such allocation on the tax basis of Common Stock acquired through the exercise of the subscription right. Any U.S. holder that intends to exercise a subscription right distributed to such holder in the rights offering after disposing of the Common Stock with respect to which the subscription right is received, should consult their tax advisor as to these uncertainties.

Sale or Other Taxable Disposition of a Right

A U.S. holder generally will recognize gain or loss on the sale or other taxable disposition of a Right equal to the difference between the amount realized on the disposition and the U.S. holder’s tax basis in the Right (if any). Any such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder’s holding period for the Right disposed of (determined as described above) exceeds one year. For non-corporate taxpayers, long-term capital gains generally are eligible for preferential U.S. federal income tax rates. The deductibility of capital losses is subject to limitations.

LEGAL MATTERS

Certain legal matters in connection with the distribution of common stock in the distribution described in this prospectus will be passed upon for us by Barnes & Thornburg LLP, Nashville, Tennessee.

EXPERTS

The consolidated financial statements of M-tron Industries, Inc. as of and for the years ended December 31, 2025 and 2024, incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 26, 2026, have been audited by PKF O’Connor Davies, LLP, an independent registered public accounting firm, to the extent and period set forth in their report. These financial statements are incorporated herein by reference in reliance on such reports given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet by visiting our website at www.mtron.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information and materials contained on our website, except for our SEC filings expressly described below, are not part of this prospectus supplement and are not incorporated by reference into this prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus supplement, which means that we can disclose important information to you by referring you to those documents already on file with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement, except for any information superseded by information contained directly in this prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us.

This prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC:

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 26, 2026 (including portions of our definitive Proxy Statement for the 2026 Annual Meeting of Stockholders incorporated therein by reference);

•	our definitive Proxy Statement on Schedule 14A for the 2025 Annual Meeting of Stockholders, filed with the SEC on April 30, 2025;
•	our Current Reports on Form 8-K, filed with the SEC on January 7, 2026; March 18, 2026; and March 24, 2026; and
•

the description of our Common Stock contained in Exhibit 4.2 of our Annual Report on Form 10-K filed with the SEC on March 30, 2023, and any further amendment or report filed hereafter for the purpose of updating such description pursuant to Section 12(b) of the Exchange Act.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the termination of this offering also shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.

If requested, we will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus supplement but not delivered with the prospectus supplement. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference herein. To obtain a copy of these filings at no cost, you may write or telephone us at the following address:

M-tron Industries, Inc.

2525 Shader Road

Orlando, Florida 32804

(407) 298-2000

Attention: Chief Executive Officer

PROSPECTUS

$100,000,000

Common Stock

Preferred Stock

Warrants

Depositary Shares

Subscription Rights

Units

We may offer and sell, from time to time, one or more series or classes of common stock, preferred stock, warrants, depositary shares, subscription rights and units (collectively, the “securities”). We may offer these securities with an aggregate initial public offering price of up to $100,000,000, or its equivalent in a foreign currency based upon the exchange rate at the time of sale, in amounts, at initial prices and on terms determined at the time of the offering. We may offer these securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more supplements to this prospectus.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. For more detailed information, see “Plan of Distribution” in this prospectus.

No securities may be sold without delivery of an accompanying prospectus supplement describing the method and terms of the offering of those securities. Accordingly, we will deliver this prospectus together with an accompanying prospectus supplement setting forth the specific terms of the securities that we are offering. The specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the securities offered by this prospectus, in each case as may be appropriate to preserve our status as a real estate investment trust for federal income tax purposes upon election, among other purposes. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Incorporation of Certain Documents by Reference” before you make your investment decision.

Our common stock, par value $0.01 per share, trades on the NYSE American under the symbol “MPTI.”

Investing in these securities involves substantial risks. See “Risk Factors” on page 10 of this prospectus, as well as the “Risk Factors” incorporated by reference herein from our most recent Annual Report on Form 10-K for the year ended December 31, 2023, and other reports and information that we file with the Securities and Exchange Commission (the “SEC”) from time to time.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 11, 2025.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus that we may provide to you in connection with an offering of securities. You must not rely upon any unauthorized information or representations not contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus. This prospectus, any accompanying prospectus supplement or any free writing prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus, any accompanying prospectus supplement or any free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained in this prospectus, any accompanying prospectus supplement, any free writing prospectus or the documents incorporated by reference herein or therein are accurate only as of the date of such document. Our business, financial condition, liquidity, results of operations, funds from operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC, utilizing a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). Under the shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. As allowed by SEC rules, this prospectus does not contain all of the information that you can find in the registration statement or the exhibits thereto. For further information, we refer you to the registration statement, including any amendments thereto, including its exhibits.

We will not use this prospectus to offer and sell securities unless it is accompanied by a prospectus supplement that more fully describes the securities being offered and the terms of such offering. Any accompanying prospectus supplement or free writing prospectus may also update, add to, amend or supersede other information contained in this prospectus. Before purchasing any securities, you should carefully read this prospectus, any accompanying prospectus supplement and any free writing prospectus together with the information incorporated or deemed to be incorporated by reference herein as described under the heading “Where You Can Find More Information” in this prospectus.

In this prospectus, “we,” “us,” “our,” the “Company” and “MPTI” refer to M-tron Industries, Inc. and its subsidiaries, on a consolidated basis, unless we state or the context implies otherwise.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including the documents incorporated by reference herein and therein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, among others, statements relating to projections of the future operations, strategies, earnings, revenues, income or loss, ratios, financial performance and growth potential of the Company. Forward-looking statements often contain words and phrases such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “if,” “intend,” “likely,” “may,” “plan,” “potential,” “pro forma,” “project,” “should,” “will,” “would,” and other words and terms of similar meaning or that are otherwise tied to future periods or future performance, in each case in all derivative forms. Forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Forward-looking statements are not a guarantee of future performance and are subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance, and achievements could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.

Forward-looking statements should be evaluated together with the many risks and uncertainties that affect the Company’s business, including those mentioned in this prospectus and incorporated by reference into this prospectus. These forward-looking statements speak only as of the date on which they are made. The Company does not undertake any obligation to update these forward-looking statements, even though the Company’s situation may change in the future, except as may be required under applicable federal securities law.

For a discussion of these risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, you are advised to see Item 1A – “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as may be supplemented by Item 1A – “Risk Factors” in the Company’s subsequent Quarterly Reports on Form 10-Q, and in our other periodic and current reports filed with the SEC.

THE COMPANY

General

The Company is engaged in the designing, manufacturing and marketing of highly engineered, high reliability frequency and spectrum control products used to control the frequency or timing of signals in electronic circuits in various applications. The Company’s primary markets are aerospace and defense, space and avionics.

Our component-level devices and integrated modules are used extensively in electronic systems for applications in aerospace and defense, avionics, satellites, global positioning systems, down-hole drilling, medical systems, instrumentation, and industrial devices. As an engineering-centric company, MPTI provides close support to the customer throughout its products’ entire life cycles, including product design, prototyping, production and subsequent product upgrades and maintenance. This collaborative approach has resulted in the development and growth of long-standing business relationships with its customers.

All of the Company’s production facilities in the U.S. and India are ISO 9001:2015 certified. U.S. production facilities in Orlando, Florida and Yankton, South Dakota are International Traffic in Arms Regulations (“ITAR”) registered and AS9100 Rev D certified and our Yankton, South Dakota production facility is MIL-STD-790 certified. MPTI’s production facility in India operates under a Manufacturing License Agreement (“MLA”) issued by the U.S. Department of State.

Business Strategy

Our objective is to deliver long-term earnings growth to our stockholders and maximize stockholder value. MPTI employs a market-based approach of designing and offering new products to its customers through both organic research and development, and through strategic partnerships, joint ventures, acquisitions, or mergers. We seek to leverage our core strength as an engineering leader to expand client access, add new capabilities and continue to diversify our product offerings. We believe that successful execution of this strategy will lead to a transformation of our product portfolio towards multi-component integrated offerings, longer product life cycles, better margins and an improved competitive position.

Business Segment

The Company conducts its business through one business segment: Electronic Components, which includes all products manufactured and sold by MPTI.

Products

MPTI’s portfolio is divided into three product groupings, Frequency Control, Spectrum Control and Integrated Microwave Assemblies, and has expanded from primarily crystal-based components to include higher levels of integration, advanced materials science, cavity-based products, and various types of compensation methods employing integrated circuits and other methods to create products geared for applications that require high reliability in harsh environments. These products are differentiated by their precise level of accuracy, stability over time and within harsh environments, and very low phase noise.

Frequency Control

MPTI’s Frequency Control product group includes a broad portfolio of quartz crystal resonators, clock oscillators, voltage-controlled crystal oscillator (“VCXO”), temperature-compensated crystal oscillator (“TCXO”), oven-controlled crystal oscillator (“OCXO”) and temperature-compensated voltage-controlled crystal oscillator (“TCVCXO”) devices which meet some of the tightest specifications, including Institute of Electrical and Electronics Engineers (“IEEE”) 1588 standards. These devices may be based on quartz, quartz micro-electromechanical systems (“MEMS”) or advanced materials science designed to achieve higher performance levels than quartz. MPTI's products offer high reliability over a wide temperature range and are well-suited for harsh environments, including shock and vibration-resistant oscillators with low-g sensitivity. These products are designed for applications within aerospace and defense, avionics, and industrial markets.

Spectrum Control

MPTI’s Spectrum Control product group includes a wide array of radio frequency (“RF”), microwave and millimeter wave filters and diplexers covering a frequency range from 1 MHz to 30 GHz, and solid-state power amplifiers covering a frequency range from 300 MHz to 26 GHz, with power output from 10 Watts to 10kW. Filter devices include crystal, ceramic, LC, planar, combline, cavity, interdigital and metal insert waveguide, as well as switched filter arrays and RF subsystems. Power amplifiers add active devices to MPTI's portfolio and include gallium nitride (“GaN”), gallium arsenide (“GaAS”) field-effect transistors (“FET”), laterally diffused metal-oxide semiconductors (“LDMOS”) and chip and wire technologies in narrow or broadband, module or rack-mounted packages. These products are employed in applications within the commercial and military aerospace and defense, space, avionics, and industrial markets.

Integrated Microwave Assembly

MPTI’s Integrated Microwave Assembly (“IMA”) product group brings over 55 years of expert crystal, filter and oscillator design experience to our Custom Multi-Functional Modules (“MFM”) and Integrated Microwave Assemblies. Spanning frequencies from 10MHz to 50GHz, components such as filters, low noise amplifiers, couplers, attenuators, switches, circulators, oscillators, multipliers, phase lock loops, mixers, digitally tuned oscillators, voltage-controlled oscillators, and phase shifters, all with associated control circuitry, are integrated into one exceptional Size, Weight and Power at a competitive Cost (“SWaP-C”) assembly. Design, assembly, test and integration along with component design and manufacturing is done at MPTI’s AS9100 D operations. These products are designed for both extreme aerospace and defense and avionics as well as industrial markets.

New product development continues to be a key focus for MPTI as we continue to push our roadmap to meet the needs of our served markets. Within the Frequency Control product group, design efforts are focused on smaller packages, lower power, lower phase noise and use of new materials to provide compensation and harsh environment performance that surpasses customer requirements. The Spectrum Control product group seeks to develop higher power handling and higher frequency along with higher levels of integration and a range of integrated products within the RF subsystem. The IMA product group designs and develops solutions using the same circuit, electromagnetic, mechanical, thermal, and stress analysis tools as our customers, which allows MPTI’s MFM and IMA design synthesis to be effortlessly integrated into the customer’s system synthesis at early stages in the development process. This design collaboration essentially makes MPTI’s design team an extension of the customer, so our customer’s resources can focus on their areas of expertise, resulting in a shortened design cycle and a faster time to market. The IMA product group also reviews all build-to-print opportunities, utilizing all our in-house assembly and test capabilities to competitively bid this service.

Company Information

We were incorporated in Delaware on August 4, 2000. Our principal executive offices are at 2525 Shader Road, Orlando, Florida 32804, and our telephone number at that address is (407) 298-2000. Our website is www.mtronpti.com. The information on our website is not incorporated by reference in this prospectus, and you should not consider it a part of this prospectus.

Additional information regarding our company is set forth in documents on file with the SEC and incorporated by reference in this prospectus, as described below under the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

RISK FACTORS

An investment in any securities offered pursuant to this prospectus involves substantial risks. You should carefully consider the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2023, and the other information contained in this prospectus, as updated, amended or superseded by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any accompanying prospectus supplement before acquiring any of such securities. The occurrence of any of these risks could materially and adversely affect our business, prospects, financial condition, results of operations and cash flow and might cause you to lose all or part of your investment in the offered securities. Much of the business information, as well as the financial and operational data contained in our risk factors, is updated in our periodic reports filed with the SEC pursuant to the Exchange Act, which are also incorporated by reference into this prospectus. Although we have tried to discuss key risk factors, please be aware that these are not the only risks we face and there may be additional risks that we do not presently know of or that we currently consider not likely to have a significant impact. New risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our business or our financial performance. Please also refer to the section entitled “Cautionary Note Regarding Forward-Looking Statements” above.

USE OF PROCEEDS

Unless we specify otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the issuance or sale of our securities to provide additional funds for general corporate purposes, which may include, without limitation, the repayment of outstanding indebtedness, acquisitions, capital expenditures and working capital. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the accompanying prospectus supplement to this prospectus.

DESCRIPTION OF SECURITIES

The following descriptions are summaries of the material terms of (i) our Amended and Restated Certificate of Incorporation, as amended from time to time (the “Charter”), and Amended and Restated Bylaws, as amended from time to time (the “Bylaws”), and (ii) certain applicable provisions of Delaware law. Reference is made to the more detailed provisions of, and the descriptions are qualified in their entirety by reference to, the Charter and the Bylaws, copies of which are incorporated by reference into the registration statement of which this prospectus is a part.

We may offer, from time to time, in one or more offerings, up to $100,000,000 of the following securities:

•	common stock, par value $0.01 per share (“Common Stock”);
•	preferred stock, par value $0.01 per share (“Preferred Stock”);
•	warrants;
•	depositary shares;
•	subscription rights;
•	units; or
•	any combination of the foregoing securities

This prospectus contains a summary of the general terms of the various securities that we may offer. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. Because the summary in this prospectus and in any prospectus supplement does not and will not contain all of the information that you may find useful, you should read the documents relating to the securities that are described in this prospectus or in any applicable prospectus supplement. Please read “Where You Can Find More Information” in the accompanying prospectus supplement to find out how you can obtain a copy of those documents.

The applicable prospectus supplement will also contain the terms of a given offering, the initial offering price and our net proceeds. Where applicable, a prospectus supplement will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be quoted or listed on any quotation system or securities exchange.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 30,000,000 shares of capital stock, of which:

•	25,000,000 shares are designated as Common Stock; and
•	5,000,000 shares are designated as Preferred Stock.

As of January 31, 2025, there were 2,911,165 shares of Common Stock issued and outstanding, and no shares of Preferred Stock issued and outstanding.

The following summary description of our capital stock is not necessarily complete and is qualified in its entirety by reference to our Charter and Bylaws, each of which have been filed with the SEC, as well as applicable provisions of Delaware law.

Common Stock

Voting Rights

The holders of shares of Common Stock are entitled to one vote for each share of Common Stock held of record by such holder on all matters submitted to a vote of the stockholders, including the election of directors. Under the Charter, the Company’s stockholders will not have cumulative voting rights. Because of this, the holders of a majority of the shares of Common Stock entitled to vote in any election of directors can elect all of the directors standing for election.

Dividend Rights

Subject to preferences that may apply to any then-outstanding Preferred Stock, the holders of Common Stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the Company’s board of directors (the “Board”) out of legally available funds. The Company does not anticipate paying any cash dividends in the foreseeable future.

Liquidation Rights

In the event of the Company’s liquidation, dissolution or winding up, holders of Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of the Company’s debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of Preferred Stock.

Other Rights

The outstanding shares of Common Stock are fully paid and non-assessable. The holders of Common Stock have no preemptive or conversion rights, and the Common Stock is not subject to any redemption or sinking fund provisions. The rights, preferences and privileges of holders of our Common Stock are subject to those of the holders of any shares of our Preferred Stock we may issue in the future.

Preferred Stock

Under the Charter, the Board may, without further action by the Company’s stockholders, fix the rights, preferences, privileges and restrictions of up to an aggregate of 5,000,000 shares of Preferred Stock in one or more series and authorize their issuance. These rights, preferences and privileges could include dividend rights, preemptive rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of Common Stock. Any issuance of Preferred Stock could adversely affect the voting power of holders of Common Stock and the likelihood that such holders would receive dividend payments.

Certain Anti-Takeover Effects

Section 203 of the Delaware General Corporation Law

The Company is subject to Section 203 of the Delaware General Corporation Law (“DGCL”), which generally prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, unless:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Under Section 203, a “business combination” includes the following:

•	any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its amended and restated certificate of incorporation or amended and restated bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. The Company has not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of the Company may be discouraged or prevented.

Charter and Bylaws

Among other things, the Company’s Charter and Bylaws:

•

permit the Board to issue up to 5,000,000 shares of Preferred Stock, with any rights, preferences and privileges as the Board may designate, including the right to approve an acquisition or other change of control;

•	provide that the authorized number of directors may be changed only by resolution of the Board;
•

provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum, or by the sole remaining director;

•

provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;

•

provide that special meetings of stockholders may be called by (i) the chairperson of the Board, (ii) the chief executive officer or (iii) a majority vote of the Board, and by the secretary upon written request of stockholders representing at least 25% of all votes entitled to be voted on the matter to be voted on; and

•

do not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of Common Stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose.

The amendment of any of these provisions would require approval by the holders of at least a majority of the voting power of all of the Company’s then-outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class.

The combination of these provisions will make it more difficult for the Company’s existing stockholders to replace the Board as well as for another party to obtain control of the Company by replacing the Board. Since the Board has the power to retain and discharge the Company’s officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated Preferred Stock makes it possible for the Board to issue Preferred Stock with voting or other rights or preferences that could impede the success of any attempt to change the control of the Company.

These provisions are intended to enhance the likelihood of continued stability in the composition of the Board and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce the Company’s vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for the Company’s shares and may have the effect of delaying changes in the Company’s control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of the Company’s stock.

Exclusive Forum Provision

The Charter contains an exclusive forum provision which provides that, unless the Board consents to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware lacks jurisdiction over an action or proceeding, then another court of the State of Delaware or, if no court of the State of Delaware has jurisdiction, then the United States District Court for the District of Delaware) will be the sole and exclusive forum for “Covered Proceedings,” which include: (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of the Company’s current or former directors, officers, employees, agents and stockholders to the Company or its stockholders; (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the Charter or the Bylaws; and (iv) any action asserting a claim governed by the internal affairs doctrine of the State of Delaware. To the extent within the categories set forth in the preceding sentence, Covered Proceedings include causes of action under the Securities Act of 1933, as amended (the “Securities Act”). The exclusive forum provision also provides that if any Covered Proceeding is filed in a court other than a court located within the State of Delaware in the name of any stockholder, then such stockholder shall be deemed to have consented to (a) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the exclusive forum provision and (b) having service of process made upon such stockholder in any such enforcement action by service upon such stockholder’s counsel in the action as agent for such stockholder. Notwithstanding the foregoing, stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

Section 27 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision of the Company’s Charter will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

The exclusive forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company or its directors, officers or other employees or be cost-prohibitive to stockholders, which may discourage such lawsuits against the Company and its directors, officers and other employees. However, there is uncertainty regarding whether a court would enforce the exclusive forum provision. If a court were to find the exclusive forum provision to be inapplicable or unenforceable in an action, the Company may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect the Company’s financial condition and operating results.

Transfer Agent and Registrar

The transfer agent and registrar for the Common Stock is Computershare.

Listing

The Common Stock is traded on the NYSE American under the symbol “MPTI.”

Limitation on Liability and Indemnification of Directors and Officers

The DGCL authorizes corporations to limit or eliminate the personal liability of directors of corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Charter includes a provision that eliminates the personal liability of directors for damages for any breach of fiduciary duty as a director except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended.

The Bylaws provide that the Company must indemnify and advance expenses to its directors and officers to the fullest extent authorized by the DGCL. The Company is also expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for its directors, officers, and certain employees for some liabilities. The Company maintains customary directors’ and officers’ liability insurance. The Company has entered into indemnification agreements to indemnify its directors, executive officers and other employees as determined by the Board. These agreements provide for indemnification for related expenses including attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding as a result of their services to the Company, cover procedures for advancement of legal fees, include provisions as to the manner of indemnification entitlement determinations and require the Company to maintain directors’ and officers’ insurance. The Company believes that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, advancement and indemnification provisions in the Charter and Bylaws may discourage stockholders from bringing lawsuits against directors and officers for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. In addition, the investments of stockholders may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

To the extent the Company’s directors and officers are indemnified against liabilities arising under the Securities Act, whether under the provisions contained in the Charter or Bylaws, pursuant to Delaware law or by other contractual arrangements providing for indemnification which the Company may enter into from time to time, the Company has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

DESCRIPTION OF WARRANTS

The following is a general description of the terms of the warrants we may issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants, as well as any warrant agreement that contains the terms of the warrants.

We may issue warrants to purchase shares of our Common Stock or Preferred Stock or depositary shares. Such warrants may be issued in one or more series, independently or together with shares of Common Stock or Preferred Stock or other equity securities and may be attached or separate from such securities. We may issue warrants directly or under a separate warrant agreement to be entered into between us and a warrant agent. We will name any warrant agent in the applicable prospectus supplement. Any warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with holders or beneficial owners of warrants.

The applicable prospectus supplement and the applicable warrant agreement relating to any warrants offer will include the particular terms of any series of warrants that we may issue, including a description of any other securities sold together with the warrants. These terms will include some or all of the following:

•	the title of the warrants;
•	the aggregate number of warrants offered;
•	the price or prices at which the warrants will be issued;
•	the currency or currencies, including composite currencies, in which the prices of the warrants may be payable;
•

if applicable, the designation, number and terms of the Common Stock, Preferred Sock or other securities or rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices, purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants and the currency or currencies, including composite currencies, in which such price is payable;
•	the dates or periods during which the warrants are exercisable;
•	the designation and terms of any securities with which the warrants are issued as a unit;
•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;
•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;
•	any minimum or maximum amount of warrants that may be exercised at any one time;
•	any terms relating to the modification of the warrants; and
•	any other terms of the warrants, including terms, procedures and limitations relating to the transferability, exchange, exercise or redemption of the warrants.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

Prior to exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive distributions or dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

DESCRIPTION OF DEPOSITARY SHARES

General

We may issue depositary shares, each of which will represent a fractional interest of a share of a particular class or series of our Preferred Stock, as specified in the accompanying prospectus supplement which will more fully describe the terms of those depositary shares. Shares of a class or series of Preferred Stock represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts issued by the depositary which will evidence the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular class or series of Preferred Stock represented by the depositary shares evidenced by that depositary receipt, to all the rights and preferences of the class or series of Preferred Stock represented by those depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

The depositary shares to be issued will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of a class or series of Preferred Stock by us to the depositary, we will cause the depositary to issue, on our behalf, the depositary receipts. The following description of the depositary shares, and any description of the depositary shares in an accompanying prospectus supplement, may not be complete and is subject to, and qualified in its entirety by reference to, the underlying deposit agreement and the depositary receipt, which we will file with the SEC at or prior to the time of the sale of the depositary shares. You should refer to, and read this summary together with, the deposit agreement and related depositary receipt. You can obtain copies of any form of deposit agreement or other agreement pursuant to which the depositary shares are issued by following the directions described under the caption “Where You Can Find More Information” in the accompanying prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of our Preferred Stock to the record holders of depositary shares relating to such Preferred Stock in proportion to the number of such depositary shares owned by such holders. The depositary shall distribute only such amount, however, as can be distributed without attributing to any holder of depositary shares a fraction of one cent, and the balance not so distributed shall be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by us to holders of our Preferred Stock shall be made available to the holders of depositary shares.

Redemption of Depositary Shares

If a class or series of Preferred Stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of such class or series of Preferred Stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to such class or series of Preferred Stock. Whenever we redeem shares of Preferred Stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of Preferred Stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

After the date fixed for redemption, the depositary shares so called for redemption will no longer be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the money, securities or other property payable upon such redemption and any money, securities or other property to which the holders of such depositary shares were entitled upon such redemption upon surrender to the depositary of the depositary receipts evidencing such depositary shares.

Voting our Preferred Stock

Upon receipt of notice of any meeting at which the holders of Preferred Stock are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such Preferred Stock. Each record holder of such depositary shares on the record date (which will be the same date as the record date for our Preferred Stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of Preferred Stock represented by such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the amount of Preferred Stock represented by such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary may abstain from voting shares of Preferred Stock to the extent it does not receive specific instructions from the holders of depositary shares representing such Preferred Stock.

Record Date

Subject to the provisions of the deposit agreement, whenever:

•	any cash dividend or other cash distribution becomes payable;
•	any distribution other than cash is made;
•	any rights, preferences or privileges are offered with respect to the Preferred Stock;
•	the depositary receives notice of any meeting at which holders of Preferred Stock are entitled to vote or of which holders of Preferred Stock are entitled to notice; or
•

the depositary receives notice of the mandatory conversion of or any election by us to call for the redemption of any Preferred Stock, the depositary will in each instance fix a record date, which will be the same as the record date for the Preferred Stock, for the determination of the holders of depositary receipts:

o	who will be entitled to receive dividend, distribution, rights, preferences or privileges or the net proceeds of any sale, or
o	who will be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of the meeting or the redemption or conversion.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the principal office of the depositary, upon payment of any unpaid amount due the depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced by the depositary receipts is entitled to delivery of the number of whole shares of Preferred Stock and all money and other property, if any, represented by the depositary shares. Partial shares of Preferred Stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of Preferred Stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of Preferred Stock that are withdrawn will not be entitled to deposit the shares that have been withdrawn under the deposit agreement or to receive depositary receipts.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between the depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or the depositary only if (i) all outstanding depositary shares have been redeemed or (ii) there has been a final distribution in respect of our preferred stock in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of depositary receipts.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of our Preferred Stock and any redemption of our Preferred Stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of Preferred Stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing any obligations under the deposit agreement. The obligations of the depositary under the deposit agreement are limited to performing its duties under the agreement without negligence or bad faith. Our obligations under the deposit agreement are limited to performing our duties in good faith. Neither we nor the depositary is obligated to prosecute or defend any legal proceeding in respect of any depositary shares or Preferred Stock unless satisfactory indemnity is furnished. We and the depositary may rely on advice of or information from counsel, accountants or other persons that they believe to be competent and on documents that they believe to be genuine.

The depositary may resign at any time or be removed by us, effective upon the acceptance by its successor of its appointment. If we have not appointed a successor depositary and the successor depositary has not accepted its appointment within 60 days after the depositary delivered a resignation notice to us, the depositary may terminate the deposit agreement.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase one or more series or classes of Common Stock, Preferred Stock and depositary shares. We may issue subscription rights independently or together with any other offered security. Such subscription rights or other offered security may or may not be transferable by the stockholder. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The accompanying prospectus supplement relating to any subscription rights we may offer will contain the specific terms of the subscription rights. These terms may include the following:

•	the price, if any, for the subscription rights;
•	the exercise price payable for Common Stock, Preferred Stock or depositary shares upon the exercise of the subscription rights;
•	the number of subscription rights issued to each security holder;
•	the number and terms of the Common Stock, Preferred Stock or depositary shares which may be purchased per each subscription right;
•	the extent to which the subscription rights are transferable;
•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;
•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and
•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the accompanying prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate or subscription rights agreement if we offer subscription rights, see “Where You Can Find More Information” in the accompanying prospectus supplement. We urge you to read the applicable subscription rights certificate, the applicable subscription rights agreement and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF UNITS

We may issue units comprised of Common Stock, Preferred Stock, warrants, depositary shares, or any combination thereof. Units may be issued in one or more series, independently or together with Common Stock, Preferred Stock, warrants, or depositary shares, and the units may be attached to or separate from such securities. We may issue units directly or under a unit agreement to be entered into between us and a unit agent. We will name any unit agent in the applicable prospectus supplement. Any unit agent will act solely as our agent in connection with the units of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of units. Below is a description of certain general terms and provisions of the units that we may offer. Particular terms of the units will be described in the applicable unit agreements and the applicable prospectus supplement for the units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date. We may issue units in such amounts and in such numerous distinct series as we determine.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units.

The provisions described in this section, as well as those described under “Description of Capital Stock” and “Description of Warrants” will apply to each unit and to any Common Stock, Preferred Stock or warrant included in each unit, respectively. We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions of the governing unit agreement that differ from those described in this section; and
•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

BOOK ENTRY PROCEDURES AND SETTLEMENT

We may issue the securities offered pursuant to this prospectus in certificated or book-entry form or in the form of one or more global securities. The accompanying prospectus supplement will describe the manner in which the securities offered thereby will be issued.

PLAN OF DISTRIBUTION

Offering and Sale of Securities

Unless otherwise set forth in an accompanying prospectus supplement to this prospectus, we may sell the securities being offered hereby, from time to time, in one or more offerings, on a continuous or delayed basis, by one or more of the following methods:

•	to or through underwriting syndicates represented by managing underwriters;
•	through one or more underwriters without a syndicate for them to offer and sell to the public;
•	to or through dealers, brokers, placement agents or other agents;
•	to investors directly in negotiated sales or in competitively bid transactions, on a continuous or delayed basis; and
•	in “at-the-market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.

One or more prospectus supplements will describe the terms of the offering of the respective securities, including:

•	the name or names of any underwriters, dealers, brokers, placement agents or other agents, if any;
•	the purchase price of the securities and the proceeds we will receive from the sale;
•	any over-allotment options under which underwriters may purchase additional securities from us;
•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•	any public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at fixed prices which may be changed;
•	at market prices prevailing at the time of the sale;
•	at varying prices determined at the time of sale; or
•	at negotiated prices; or
•	at prices determined by an auction process.

Each prospectus supplement will set forth the manner and terms of the offering of the respective securities including:

•	the number and terms of the securities to which such prospectus relates;
•	the name or names of any underwriters, dealers, brokers, placement agents or other agents with whom we have entered into arrangements with respect to the sale of such securities;
•	whether any dealer is to act in the capacity of a sub-underwriter and is to be allowed or paid any additional discounts or commissions for acting in such capacity;
•	any delayed delivery arrangements;
•	any discounts or concessions allowed or reallowed or paid to dealers;
•	the rules and procedures for any auction or bidding process, if used;
•	the public offering or purchase price of such securities and the net proceeds we will receive from such sale; and
•	any other applicable terms of the offering.

If we do not name a firm in the prospectus supplement, the firm may not directly or indirectly participate in any underwriting of those securities, although it may participate in the distribution of securities under circumstances entitling it to a dealer’s allowance or agent’s commission. We may also enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the related prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the related prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the related prospectus supplement (or a post-effective amendment).

Sales Through Underwriters

If underwriters are used in the sale, they will acquire the securities for their own account and may resell them from time to time in one or more transactions at a fixed public offering price. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities of the series offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the accompanying prospectus supplement. We may use underwriters with whom we have a material relationship. The underwriters may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 of Regulation M under the Exchange Act, and such transactions may be discontinued at any time by the underwriters. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

Sales Through Agents

We may sell securities directly or through agents that we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions that we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

Securities bought in accordance with a redemption or repayment under their terms also may be offered and sold, if so indicated in the accompanying prospectus supplement, in connection with a remarketing by one or more firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified, and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed by them. If so indicated in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities at a price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. These contracts will be subject only to those conditions set forth in the accompanying prospectus supplement, and the prospectus supplement will set forth the commissions payable for solicitation of these contracts.

Direct Sales

We may solicit offers to purchase securities directly from the public from time to time. We may also authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions that we must pay for solicitation of these contracts in the prospectus supplement.

General Information

We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, if we enter into any material arrangement with a broker, dealer, agent or underwriter for the sale of securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such prospectus supplement will disclose:

•	the name of any participating underwriter, broker, dealer, placement agent or other agent;
•	the number and type of securities involved;
•	any securities exchanges on which such securities may be listed;
•	the commissions paid or discounts or concessions allowed to any such broker, dealer, agent or underwriter where applicable;
•	a description of any indemnification rights to which underwriters, brokers, dealers, placement agents or other agents are entitled; and
•	other facts material to the transaction.

We may provide agents and underwriters with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Our common stock trades on NYSE American under the symbol “MPTI.” All securities that we offer, other than our common stock will be new issues of securities with no established trading market, and may or may not be listed on a national securities exchange, quotation system or over-the-counter market. Any underwriters may make a market in these securities but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities sold by us.

Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price in accordance with Rule 104 of Regulation M under the Exchange Act. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Short covering transactions also may be effected through a partial or full over-allotment exercise granted to them by us. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on the NYSE American may engage in passive market making transactions in the securities on the NYSE American in accordance with Rule 103 of Regulation M under the Exchange Act during the business day prior to the pricing of the offering and before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

We may sell the securities in exchange in whole or part for consideration other than cash. This consideration may consist of services or products, whether tangible or intangible, and including services or products we may use in our business; outstanding debt or equity securities of our company or one or more of its subsidiaries; debt or equity securities or assets of other companies, including in connection with investments, joint ventures or other strategic transactions, or acquisitions; release of claims or settlement of disputes; and satisfaction of obligations, including obligations to make payments to distributors or other suppliers and payment of interest on outstanding obligations. We may sell the securities as part of a transaction in which outstanding debt or equity securities of our company or one or more of our subsidiaries are surrendered, converted, exercised, canceled or transferred.

Some of the underwriters, dealers and agents and their affiliates may engage in transactions with or perform services for us and our affiliates in the ordinary course of business. Underwriters have from time to time in the past provided, and may from time to time in the future provide, investment banking services to us for which they have in the past received, and in the future may receive, customary fees.

LEGAL MATTERS

Barnes & Thornburg LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of the Company. Additional legal matters may be passed upon for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of M-tron Industries, Inc. as of and for the years ended December 31, 2023 and 2022, incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 25, 2024, have been audited by PKF O’Connor Davies, LLP, an independent registered public accounting firm, to the extent and period set forth in their report. These financial statements are incorporated herein by reference in reliance on such reports given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov. We also make available free of charge through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as well as our definitive proxy statement and Section 16 reports on Forms 3, 4 and 5. Our website address is www.mtronpti.com. However, the information located on, or accessible from, our website is not, and shall not be deemed to be, except as described below, a part of this prospectus or any accompanying prospectus supplement or incorporated into any other filings that we make with the SEC.

This prospectus comprises only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and, therefore, omits some of the information contained in the registration statement. We have also filed exhibits and schedules to the registration statement which are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect or obtain a copy of the registration statement, including the exhibits and schedules, as described in the previous paragraph.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus, which means that we can disclose important information to you by referring you to those documents already on file with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information contained directly in this prospectus, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us.

This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 25, 2024;
•	our definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2024;
•

our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024, filed with the SEC on May 14, 2024, June 30, 2024, filed with the SEC on August 14, 2024, and September 30, 2024, filed with the SEC on November 13, 2024;

•	our Current Reports on Form 8-K, filed with the SEC on March 26, 2024, April 16, 2024, June 18, 2024, and October 9, 2024; and
•

the description of our Common Stock contained in Exhibit 4.2 of our Annual Report on Form 10-K filed with the SEC on March 30, 2023, and any further amendment or report filed hereafter for the purpose of updating such description pursuant to Section 12(b) of the Exchange Act.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of any offering also shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.

If requested, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference herein. To obtain a copy of these filings at no cost, you may write or telephone us at the following address:

M-tron Industries, Inc.

2525 Shader Road

Orlando, Florida 32804

(407) 298-2000

Attention: Chief Financial Officer

$100,000,000

Common Stock

Preferred Stock

Warrants

Depositary Shares

Subscription Rights

Units

PROSPECTUS

February 11, 2025